EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Wells Fargo Municipal Capital Strategies, LLC
Address:	375 Park Avenue New York, New York 10152
Date of Event Requiring Statement (Month/Day/Year):	June 12, 2024
Issuer Name and Ticker or Trading Symbol:	PIMCO Municipal Income Fund III [PMX]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC By: /s/ Matthew N. Antunes Name: Matthew N. Antunes Title: Senior Vice President Date: June 14, 2024